UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) — March 7, 2017 (March 7, 2017)

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

 (646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As reported by MDC Partners Inc. (the “Company”) on February 15, 2017 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Signing 8-K”), the Company entered into a securities purchase agreement dated February 14, 2017 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) with Broad Street Principal Investments, L.L.C. (“Broad Street”), an affiliate of The Goldman Sachs Group Inc., and certain of its affiliates that subsequently became party thereto (together with Broad Street, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell 95,000 newly authorized Series 4 convertible preference shares in the capital of the Company (the “Preference Shares”) to the Purchasers for an aggregate purchase price in cash of $95.0 million. The transactions contemplated by the Purchase Agreement closed on March 7, 2017. The Company sold the Preference Shares to the Purchasers in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

A description of the terms of conversion of the Preference Shares is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

In connection with the closing of the sale of the Preference Shares to the Purchasers, effective March 7, 2017, the Company increased the size of its Board of Directors (the “Board”) to seven members and appointed one nominee designated by the Purchasers to the Board. The Purchasers’ nominee is Bradley J. Gross, a managing director of Goldman Sachs. Mr. Gross was not appointed to any committees of the Board.

Mr. Gross was appointed to the Board pursuant to the terms of the Purchase Agreement. A description of the Purchase Agreement, including the terms applicable to Mr. Gross’ appointment and the Purchasers’ right to nominate directors for election to the Board, is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 5.02.

Other than the Purchase Agreement, there are no arrangements or understandings pursuant to which Mr. Gross was appointed to the Board. Since the beginning of the Company’s last fiscal year, there have been no related-party transactions between the Company and Mr. Gross that would be reportable under Item 404(a) of Regulation S-K under the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The rights, preferences and privileges of the Preference Shares are set forth in the articles of amendment of the Company (the “Articles of Amendment”), amending the Company’s Articles of Amalgamation. The Articles of Amendment became effective on March 7, 2017, and were filed by the Company pursuant to the Canada Business Corporations Act. A description of such rights, preferences and privileges is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 5.03.

The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01	Other Events.

On March 7, 2017, the Company issued a press release announcing the closing of the sale of the Preference Shares to the Purchasers. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment, dated March 7, 2017.

99.1	Press Release, dated March 7, 2017, announcing the closing of the sale of the Preference Shares to the Purchasers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

MDC Partners Inc.

Date: March 7, 2017	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment, dated March 7, 2017.

99.1	Press Release, dated March 7, 2017, announcing the closing of the sale of the Preference Shares to the Purchasers